Exhibit I

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the shares of Common Stock, $0.01 par value, of Emergent Capital, Inc., a corporation incorporated under the laws of Florida, and that this Agreement may be included as an exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement on this 4th day of August 2017.

IRONSIDES PARTNERS LLC

By:	/s/ Robert C. Knapp
Name: Robert C. Knapp
Title: President

Robert C. Knapp

/s/ Robert C. Knapp
Name: Robert C. Knapp

IRONSIDES P. FUND L.P.

By:	Ironsides P Fund GP LLC, its General Partner

By:	/s/ Robert C. Knapp
Name: Robert C. Knapp
Title: Manager

IRONSIDES PARTNERS SPECIAL SITUATIONS MASTER FUND II L.P.

By:	Ironside Partners Special Situations Fund GP LLC, its General Partner

By:	/s/ Robert C. Knapp
Name: Robert C. Knapp
Title: Manager